UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Innovation Boulevard Wilmington, Delaware		19805
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 11, 2025, upon the recommendation of the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors (the “Board”) of Prelude Therapeutics Incorporated (the “Company”), the Board appointed Paul Scherer, M.D., as a Class III director and as a member of the Compensation committee and the Governance Committee of the Board, effective as of the adjournment of the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2025 (the “Effective Date”). Dr. Scherer will serve as a Class III director until the 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Dr. Scherer is currently employed by Baker Bros. Advisors LP (“BBA”) where he has held multiple roles. Dr. Scherer has significant experience advising publicly traded biotechnology companies. Prior to joining BBA in 2018, Dr. Scherer completed an M.D. and a Ph.D. in Neuroscience from Johns Hopkins University. Prior to Johns Hopkins University, he earned a B.A. in Biology with a concentration in Neuroscience from the University of Pennsylvania. There is no arrangement or understanding between Dr. Scherer and any other person pursuant to which Dr. Scherer was selected as a director. The Company is not aware of any related party transactions or relationships between Dr. Scherer and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, and in accordance with the Company’s current director compensation policy, Dr. Scherer will receive compensation for his service as a director in accordance with the Company’s compensation policy for non-employee directors, and the Board granted Dr. Scherer non-incentive stock options (the “Options”) to purchase up to 76,000 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such Options fully vesting upon the earlier of (a) the Company's next annual stockholder meeting, or (b) the one-year anniversary of the grant date, subject, however, to Dr. Scherer’s service to the Company on the vesting date.

The Company will enter into an indemnity agreement with Dr. Scherer in the form that it has entered into with its other directors and that is filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-248628).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2025, the Company held its Annual Meeting and the following proposals were adopted:

1.
Election of two Class II Directors, Martin Babler, and Victor Sandor, M.D.C.M., each to serve a three-year term, which will expire at the 2028 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal. The vote tally was as follows:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Martin Babler	26,072,423	1,088,487	5,341,351
Victor Sandor, M.D.C.M.	25,497,349	1,663,561	5,341,351
2.
Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025. The vote tally was as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
32,364,505	132,459	5,297	0
3.
Amendment to our restated certificate of incorporation, as amended, to increase the number of authorized shares of our non-voting common stock from 12,850,259 to 112,850,259, with a corresponding increase to the total number of authorized shares of our common stock, par value $0.0001 per share.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
31,626,551	582,851	292,859	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: June 13, 2025	By:	/s/ Bryant Lim
Bryant Lim
Chief Legal Officer, Corporate Secretary, and Chief Financial Officer